                                                                  Exhibit H-5.2
                                                                    Page 1 of 2

DELMARVA POWER & LIGHT COMPANY
PROJECTION
CASH FLOW


                                                                                   Quarter Ending
                                                       ----------------------------------------------------------------
                                                       3/31/2002     6/30/2002      9/30/2002    12/31/2002        2003
                                                       ---------     ---------      ---------    ----------        ----
Net Income                                                 *             *              *             *             *
Other                                                      *             *              *             *             *
                                                       ----------------------------------------------------------------
Net Cash From Operations                                   *             *              *             *             *

  Capital Expenditures                                     *             *              *             *             *
  Sale of Assets                                           *             *              *             *             *
                                                       ----------------------------------------------------------------
Net Cash Used in Investing                                 *             *              *             *             *

  Short-Term Debt                                          *             *              *             *             *
  Long-Term Debt                                           *             *              *             *             *
  Securitization Debt                                      *             *              *             *             *
  Preferred Stock                                          *             *              *             *             *
  APIC - Common Stock                                      *             *              *             *             *
  Preferred Dividends                                      *             *              *             *             *
  Common Dividends                                         *             *              *             *             *
                                                       ----------------------------------------------------------------
Net Cash Provided by Financing                             *             *              *             *             *

Net Change in Cash                                         *             *              *             *             *

Cash & Cash Equivalents                     *              *             *              *             *             *

FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(B) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.

                                                                  Exhibit H-5.2
                                                                    Page 2 of 2


DELMARVA POWER & LIGHT COMPANY
PROJECTION
CAPITALIZATION

                                   12/31/2001      3/31/2002     6/30/2002      9/30/2002     12/31/2002        2003
                                   ----------      ---------     ---------      ---------     ----------        ----
SHORT-TERM DEBT                         *              *             *              *              *              *
LONG-TERM DEBT                          *              *             *              *              *              *
                                   -----------------------------------------------------------------------------------
TOTAL DEBT                              *              *             *              *              *              *

PREFERRED STOCK                         *              *             *              *              *              *
                                        *              *             *              *              *              *
COMMON STOCK & APIC                     *              *             *              *              *              *
RETAINED EARNINGS                       *              *             *              *              *              *
                                   -----------------------------------------------------------------------------------
COMMON EQUITY                           *              *             *              *              *              *
                                   -----------------------------------------------------------------------------------
TOTAL CAPITALIZATION                    *              *             *              *              *              *
                                   ===================================================================================


TOTAL DEBT                              *              *             *              *              *              *
PREFERRED STOCK                         *              *             *              *              *              *
COMMON EQUITY                           *              *             *              *              *              *
                                   -----------------------------------------------------------------------------------
TOTAL CAPITALIZATION                    *              *             *              *              *              *
                                   ===================================================================================

FILED UNDER REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 104(B) OF THE PUBLIC UTILITY HOLDING COMPANY ACT.